Exhibit 3.1

     THE CLOROX COMPANY

AMENDED AND RESTATED BYLAWS

(as of November 17, 2009)

ARTICLE I. — STOCKHOLDERS

     Section 1. Annual Meeting.

     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

     Section 2. Special Meetings.

     Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors and shall be held at such place, if any, on such date, and at such time as they shall fix. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

     Section 3. Notice of Meetings.

     Notice of the place, if any, date, and time of all meetings of the stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law (the “DGCL”) or the Certificate of Incorporation of the corporation). In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

     When a meeting is adjourned to another place, if any, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4. Quorum.

     At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of stock of the corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.

     The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 5. Organization

     The Chairman of the Board, or in his absence, the Chief Executive Officer, or in his absence, such person designated by the Board of Directors, or in the absence of such a person, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 6. Conduct of Business.

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to her or him in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time.

     Section 7. Proxies and Voting.

     (a) Except as otherwise provided herein or required by law, each stockholder shall have one vote for every share of stock entitled to vote which is registered in her or his name on the record date for the stockholders entitled to vote at the meeting. In all matters other than the election of directors, the affirmative vote of a majority of the voting power present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

     (b) Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I, Section 10 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the corporation first distributes its notice of meeting for such meeting to the stockholders, the directors shall be elected by the vote of a plurality of the votes represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall offer to tender his or her resignation to the Board. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision.

     (c) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting.

     (d) Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy validly granted by such person or his or her duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy may be voted after three years from its date unless the proxy provides for a longer period.

     (e) Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to subsection (d) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:

          (i) A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy. Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing her or his signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

          (ii) A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the information upon which they relied.

     (f) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (e) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     Section 8. Voting Procedures and Inspectors of Elections.

     (a) The corporation shall, in advance of any meeting of stockholders, appoint one or more Inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate Inspectors to replace any Inspector who fails to act. If no Inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more Inspectors to act at the meeting. Each Inspector, before entering upon the discharge of her or his duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of the Inspector’s ability.

     (b) The Inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors.

     (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

     (d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) and 212 (c)(2) of the DGCL, any information provided pursuant to Section 211(a)(2)(b)(i) or (ii) of the DGCL, ballots and the regular books and records of the corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors at the time they make their certification pursuant to subsection (b) (v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the Inspectors’ belief that such information is accurate and reliable.

     Section 9. Stock List.

     The Secretary, or in the absence of the Secretary, the officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be arranged in alphabetical order for each class of stock, shall show the address of each stockholder and the number of shares registered in her or his name, and shall be open to the examination of any such stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting and at or during the meeting in the manner provided by law.

     The stock ledger shall determine the identity of the stockholders entitled to examine the list of stockholders required by this section or to vote at the meeting.

     Section 10. Notice of Stockholder Business and Nominations.

     (a) Annual Meeting.

          (i) Nominations of persons for election to the Board of Directors and the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in the following subsection (a)(ii), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

          (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing subsection (a)(i), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and (ii) such business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary (the “Anniversary”) of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(1) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected and a statement whether such person, if elected, intends to tender a resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s Bylaws;

     (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

     (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting (except as otherwise provided in subsection (a)(iii) below), and (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or other business; and

     (4) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, (i) the class and number of shares of capital stock of the corporation which are beneficially owned (as defined in subsection (c)(ii) below) by such stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting (except as otherwise provided in subsection (a)(iii) below), (ii) a description of any agreement, arrangement, or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting (except as otherwise provided in subsection (a)(iii) below), (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk, or benefit from changes in the share price of any class of the corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting (except as otherwise provided in subsection (a)(iii) below), and (iv) a representation whether either such stockholder or beneficial owner will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to approve or adopt the business to be proposed (in person or by proxy) by the stockholder.

          (iii) The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation including information relevant to a determination whether such proposed nominee can be considered an independent director. Notwithstanding anything in subsection (a)(ii) above to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this subsection (a) shall set forth a representation that the stockholder will notify the corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clause (ii) of the foregoing subsection (a)(ii)(3) and clauses (i)-(iii) of the foregoing subsection (a)(ii)(4), and such information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

          (iv) This subsection (a) shall not apply to a proposal or nomination proposed to be made by a stockholder if the stockholder has notified the corporation of his or her intention to present the proposal or nomination at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act and such proposal or nominee has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.

          (v) Notwithstanding anything in the second sentence of subsection (a)(ii) of this section to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

     (b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of record of the corporation who is a stockholder of record at the time of giving of notice provided for in this subsection, who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in subsection (a) of this Section 10 of this Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the subsection (a)(ii) of Section 10 of this Article I shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

     (c) General.

          (i) Only persons nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at any meeting of stockholders and to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any other business proposed to be brought before the meeting has been made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (iv) of subsection (a)(ii)(4)) and, if any proposed nomination or other business is not made or proposed in compliance with these Bylaws, to declare that such defective other business proposed or nomination made shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 10 of this Article I, if the stockholder does not provide the information required under clause (ii) of the foregoing subsection (a)(ii)(3) and clauses (i)-(iii) of the foregoing subsection (a)(ii)(4) of this Section 10 to the corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to make a nomination or propose other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 10 of this Article I, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

          (ii) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of clause (i) of subsection (a)(ii)(4) of this section, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement, or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others, and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

          (iii) Nothing in this section shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE II. — BOARD OF DIRECTORS

     Section 1. Number and Term of Office.

     Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors who shall constitute the whole board shall be such number, not less than nine, as shall be fixed from time to time by resolution of the Board of Directors. Each director shall be elected for a term of one year and until her or his successor is elected and qualified, except as otherwise provided herein or required by law.

     Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

     Section 2. Vacancies.

     Subject to the rights of the holders of any series of preferred stock then outstanding, if the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until her or his successor is elected and qualified.

     Section 3. Regular Meetings.

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 4. Special Meetings.

     Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or a majority of the whole board and shall be held at such place, on such date, and at such time as she or he or they shall fix. Notice of the place, date, and time of each such special meeting shall be given each director (who does not waive notice) by mail, telegraph or by other form of written notice not less than seventy-two hours before the meeting or by telephone not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 5. Quorum.

     At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 6. Participation in Meetings By Conference Telephone.

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 7. Conduct of Business.

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 8. Powers.

     The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may, except as otherwise required by law,

exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

     Section 9. Fees and Compensation of Directors.

     Directors and members of committees of the Board may be allowed a fixed or annual fee to be determined by resolution of the Board of Directors for acting as a director or a member of a committee. Nothing herein contained shall be construed to preclude any director from serving the corporation in another capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

     Section 10. Chairman of the Board.

     The Chairman of the Board shall preside at all meetings of the Board of Directors and the stockholders. The Chairman of the Board shall have such powers and perform such duties as are incident to her or his office or as may be properly granted to or required of her or him by the Board of Directors.

ARTICLE III. — COMMITTEES

     Section 1. Committees of the Board of Directors.

     The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 2. Conduct of Business.

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV. — OFFICERS

     Section 1. Generally.

     The officers of the corporation shall be a Chief Executive Officer, one or more Vice Presidents and a Secretary. The Board of Directors, in its discretion, may designate from among those officers a Chief Operating Officer, and/or a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, General Managers, a Treasurer, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the board of directors may deem expedient. Any number of offices may be held by the same person.

     Section 2. Appointment.

     The Chief Executive Officer, the Vice President or Vice Presidents, the Secretary, the Chief Operating Officer and the Chief Financial Officer shall be appointed by the Board of Directors. Other officers may be appointed from time to time by the Board of Directors or by an officer to whom the Board shall have delegated the power to appoint. Each officer of the corporation shall serve at the pleasure of the Board of Directors subject to the rights, if any, of any officer under any contract of employment.

     Section 3. Removal and Resignation.

     Any officer may be removed either with or without cause, by a majority of the directors attending a duly held directors’ meeting at which a quorum is present or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal has been conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, or to the Secretary without prejudice to the rights, if any, under any contract to which the officer is a party.

     Section 4. Vacancies.

     A vacancy in any office because of death, resignation, removal or any other cause may be filled by the Board of Directors or by an officer to whom the Board of Directors shall have delegated the power to appoint.

     Section 5. Chief Executive Officer.

     The Chief Executive Officer shall have such powers and perform such duties as are incident to her or his office or as may be properly granted to or required of her or him by the Board of Directors. In the absence or disability of the Chairman, the Chief Executive Officer shall preside at meetings of the stockholders.

     Section 6. Vice President.

     In the absence or the disability of the Chief Executive Officer, the Vice Presidents in the order of rank fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the Chief Executive Officer and when so acting shall have the powers of, and be subject to the restrictions upon the Chief Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.

     Section 7. Chief Operating Officer.

     The Board of Directors may designate an officer to serve as Chief Operating Officer. The Chief Operating Officer shall, subject to the control of the Chief Executive Officer, if any has been designated, and if not, subject to the control of an officer so designated by the Board of Directors, have general charge, supervision, and authority over all operations of the corporation. In the absence or disability of the Chief Executive Officer, the Chief Operating Officer will assume the powers and responsibilities of the Chief Executive Officer.

     Section 8. Chief Financial Officer.

     The Chief Financial Officer, who may, but need not, be the Treasurer, shall keep and maintain adequate and correct books and records of accounts of the corporation, and shall see that all moneys and other valuables of the corporation are deposited in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. She or he shall disburse the funds of the corporation as directed by the Board of Directors, shall render to the Chief Executive Officer and the directors, whenever they request it, an account of all of her or his transactions in her or his official capacity and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

     Section 9. Secretary.

     The Secretary shall keep, at the principal office of the corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and stockholders, with the time and place held, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof. The Secretary shall keep, at the principal office of the corporation, or at the office of the corporation’s transfer agent, or registrar, a record of its stockholders showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws to be given and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

     Section 10. Treasurer and Assistant Treasurers.

     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as she or he shall select. She or he shall disburse the funds of the corporation and shall issue and sign all checks, drafts, bills of exchange, promissory notes, letters of credit and other evidences of indebtedness; and shall open safe deposit boxes of the corporation. The Treasurer shall also designate employees who shall have authority to sign checks on bank accounts of the corporation.

     Checks of the corporation drawn against accounts maintained at any bank, wherever located, may be signed with applied facsimile signature of the Treasurer or any other person designated by her or him. The Secretary is authorized to file with such banks certified specimens of facsimile signatures authorized by this Bylaw.

     If required by the Board of Directors, she or he shall give the corporation a bond (which shall be renewed ever six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of her or his office and for the restoration to the corporation, in case of her or his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in her or his possession or under his control belonging to the corporation.

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall in the absence of the Treasurer or in the event of her or his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Treasurer may from time to time prescribe.

     Section 11. Controller.

     The Controller (in case the Board of Directors establishes such office) shall have supervision and charge of the accounts of the corporation. She or he shall be responsible for the maintenance of adequate accounting records and shall perform such other duties as shall be assigned to her or him by the Board of Directors or the Chief Financial Officer.

     Section 12. Other Officers.

     Officers, other than the Chief Executive Officer, Vice Presidents, Chief Operating Officer, Chief Financial Officer, Secretary, Treasurer and Assistant Treasurers, shall have such powers and perform such duties as may be prescribed by the Board of Directors. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V. — STOCK

     Section 1. Certificates of Stock.

     Shares of the corporation’s stock may be certificated or uncertificated in accordance with the DGCL. The issue of shares in uncertificated form shall not affect shares represented by a certificate until the certificate is surrendered to the corporation. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the corporation by, the Chairman of the Board or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by her or him. Any of or all the signatures on the certificate may be facsimile.

     Section 2. Transfers of Stock.

     Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws or in the case of uncertificated shares, an outstanding certificate for the number of shares involved shall be surrendered, if one has been issued, for cancellation before a new certificate is or uncertificated shares are issued therefor.

     Section 3. Record Date.

     (a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

     (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 4. Lost, Stolen or Destroyed Certificates.

     In the event of the loss, theft or destruction of any certificate of stock, another certificate or uncertificated shares may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5. Regulations.

     The issue, transfer, conversion and registration of certificates of stock and uncertificated shares shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI. — NOTICES

     Section 1. Notices.

     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder or director shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder or director at her or his last known address as the same appears on the books of the corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Sections 232 and 233 of the DGCL.

     Section 2. Waivers.

     A written waiver of any notice, signed by a stockholder or director whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder or director. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE VII. — MISCELLANEOUS

     Section 1. Facsimile Signatures.

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2. Corporate Seal.

     The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

     Section 3. Reliance upon Books, Reports and Records.

     Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

     Section 4. Contracts, Etc. How Executed.

     Contracts, deeds, mortgages, leases, bonds, powers of attorney, bills of sale, and all documents and paper requiring the signature of the corporation shall be executed by the Chief Executive Officer of the corporation or one of the Vice Presidents or another appropriately authorized officer, employee or agent as is designated by the Board.

     Section 5. Voting of Shares of Other Corporations.

     The Chief Executive Officer, any Vice President, or any other officer or agent specifically authorized by resolution of the Board of Directors, or by the Chief Executive Officer or any Vice President, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any shares of any other corporation held by the corporation.

     Section 6. Fiscal Year.

     The fiscal year of the corporation shall be as fixed by the Board of Directors.

     Section 7. Time Periods.

     In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used; the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE VIII. — AMENDMENTS

     These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.